EXHIBIT (c)(2)
Beach Board of Directors Fairness Opinion Presentation July 22, 2009

Disclaimer The following pages contain material provided to the Board of Directors (the “Board”) of Beach, Inc. (“Beach” or the “Company”) by Allen & Company LLC (“Allen” or “Allen & Company”) in connection with the proposed transaction (the “Transaction”) with subsidiaries of Apple Partners (“Apple Partners” or “Apple”) under an agreement and plan of merger (the “Agreement and Plan of Merger” or the “Agreement”). Allen has been retained by the Company on behalf of, and reports solely to, the Board. The accompanying material was compiled and prepared on a confidential basis solely for use by the Board and not with a view toward public disclosure under any securities laws or otherwise, and may not be used for any other purpose without Allen’s prior written consent. The information utilized in preparing this material was obtained from the management of the Company and public sources. Any estimates or budgetary information for the Company contained herein have been prepared by the management of the Company or are based upon such estimates or budgetary information, and involve numerous and significant subjective judgments, which may or may not prove to be correct. Allen was not engaged to and does not take responsibility for such estimates and projections, or the basis on which they were prepared. No representation or warranty, express or implied, is made as to the accuracy or completeness of any such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past or the future operation or financial performance of the Company. Because the material contained herein was prepared for use in the context of a presentation to the Board, which is familiar with the business and the affairs of the Company, neither the Company nor Allen take any responsibility for the accuracy or completeness of any of the material if used by personsother than the Board. Neither the Company nor Allen undertake any obligation to update or otherwise revise the accompanying materials. Nothing contained herein should be construed as tax, accounting, regulatory, insurance, legal or other similar professional advice. Allen has served as a financial advisor to the Company in connection with the Transaction. Upon the successful completion of the Transaction, the Company will owe Allen a fee (a “Success Fee”). Allen will be paid a fee upon the delivery of its opinion as to the fairness, from a financial point of view, to the Company’s stockholders of the offer price (the “Offer Price”) to be received by the Company’s stockholders in the Transaction. Nothing herein constitutes a recommendation as to what course of action the Board or any security holder of the Company should pursue in conjunction with the Transaction or otherwise address the merits of the underlying decision by the Company to engage in such Transaction. Allen shall be responsible only for the conclusions or opinions set forth in its written opinion letter to be provided to the Board, subject to the limitations and standards of conduct set forth herein and therein. Capitalized terms used herein, but not otherwise defined, have the same meanings as set forth in the draft Agreement and Plan ofMerger, dated as of July 21, 2009, by and among the Company, Ben Holdings, Inc. and Ben Merger Sub, Inc.

Table of Contents I. Basis of Opinion 3 II. Transaction Overview 6 III. Beach Overview 11 IV. Valuation Analysis 19 V. Conclusion 29 Appendix 31

Basis of Opinion

Basis of Opinion . In order to establish our opinion, we have reviewed: — Terms and conditions of the Agreement and Plan of Merger and related documents — Trends in the equity markets and online advertising, content and lead generation sectors — Business prospects and financial condition of Beach based on information provided by senior management of the Company — Historical business information and financial results of Beach — Public financial information regarding Beach, including the Company’s filings with the United States Securities and Exchange Commission — Financial projections of Beach provided by senior management of the Company — Information obtained from meetings and calls with Beach management — Historical trading performance of Beach common stock

Basis of Opinion (cont’d) . In addition, in order to establish our opinions, we have analyzed among other things: — Trading history of the common stock of Beach as compared to that of related market indices and comparable public companies — Public financial information regarding certain public companies, including market multiples, comparable to Beach — Public financial and transaction information regarding certain merger and acquisition transactions, including multiples and premiums paid, comparable to the proposed transaction — Internal management projections for Beach and publicly available information in order to develop a discounted cash flow valuation analysis (“DCF”) — Such other information and analyses as we deemed appropriate in arriving at our opinion . The opinion also reflects our familiarity, developed in the course of serving as financial advisor to Beach since June 2007, with Beach’s business and prospects, as well as prevailing trends in the markets in which Beach participates

Transaction Overview

Transaction Overview: Key Deal Terms . Based on the draft Agreement and Plan of Merger as of July 21, 2009, we understand the proposed transaction will be structured as follows: — Apple’s wholly-owned indirect subsidiary, Merger Sub, will offer to purchase all of the outstanding shares of Beach — The tender offer will be conditioned upon a majority of the shares outstanding being tendered in the offer — Following the consummation of the tender offer, Merger Sub will merge into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Apple; Merger Sub will have a “top-up option” to permit the merger without a shareholder vote — Certain shareholders will enter into Support Agreements and agree not to tender their shares, support the Merger, and roll over a portion of their equity (“Rollover Shares”) into buyer’s securities . Offer consideration of $28.50 to be paid in cash per fully diluted share outstanding; same consideration to be paid in the Merger — All options and restricted stock awards outstanding vest on accelerated basis upon the completion of the tender offer

Transaction Overview: Key Deal Terms (cont’d) . Apple is providing 100% of the financing for the transaction from its equity funds under management; there is no financing condition . Apple may terminate the Agreement and Plan of Merger at any time and for any reason but must pay Beach an amount equal to the full purchase price . Apple’s liability for breaches is capped at the full purchase price . Beach may seek specific enforcement to compel Apple to complete the transaction . Beach would owe a Termination Fee of $30,000,000 to Apple in specified circumstances, including if Beach terminates the agreement to enter into a superior proposal, if Apple terminates because Beach breaches its no-shop obligations, changes its recommendation to shareholders, or notifies Apple of its intent to enter into a superior proposal, or in certain cases where the agreement is terminated and Beach enters into or consummates another transaction within 12 months

Transaction Overview: Implied Premiums & Multiples ($ in Millions Except Per Share Amounts) Implied Transaction Premiums Implied Transaction Multiples Offer Price Per Share 28.50$ Mgmt Estimates (1) 2009E 2010E Stock Price and Offer Premium / (Discount) EV / Revenue 3.6x 3.0x Current Share Price (7/21/09) 15.8% $ 24.62 EV / EBITDA (2) 10.7x 8.0x 10 Trading Day Average 18.2% 24.11 P / E (2) 27.1x 18.6x 20 Trading Day Average 17.8% 24.19 Research Consensus 52-Week High — Close (1/5/09) (27.8%) $ 39.45 2009E 2010E 52-Week Low — Close (3/5/09) 77.6% 16.05 EV / Revenue 3.3x 3.0x EV / EBITDA (2) 9.2x 7.9x FDS Outstanding (TSM) (3) 20 P / E (2) 21.9x 18.5x Equity Market Capitalization $ 571 Less: Cash (1) (55) Total Enterprise Value $ 516 Premium / (Discount) to Current EV 18.2% (1) Balance sheet as of 6/30/09 and projections per Beach management as of 7/15/09. (2) Excludes stock-based compensation. (3) Basic shares outstanding, options and unvested restricted stock as of 6/30/09.

Transaction Overview: Apple Partners 3/4 Apple Partners was established in 1969 . Currently operates out of 10 offices in 9 countries 3/4 Latest fund raised was $16 billion in 2008 3/4 Focuses on five sectors . Media -$5.4 billion invested since inception . Financial & Business Services -$2.2 billion invested since inception . Retail & Consumer -$4.3 billion invested since inception . Tech & Telecom -$6.2 billion invested since inception . Healthcare -$3.8 billion invested since inception 3/4 Selected representative transactions . Media — Cengage Learning, Emap, HIT Entertainment, Smart Technologies . Financial & Business Services — Global Refund Group, HUB International, Travelex

Beach Overview

Beach Current Trading Overview ($ in Millions) Valuation Summary Operating Statistics Actual 2008A Mgmt Estimates (1) 2009E 2010E Research Consensus 2009E 2010E Current Share Price (7/21/09) 52-Week High — Close (1/5/09) 52-Week Low — Close (3/5/09) FDS Outstanding (TSM) (3) Equity Market Capitalization (37.6%) 53.4% $ $ $ 24.62 39.45 16.05 20 491 Revenue Growth % EBITDA (2) Growth % Margin % 167$ 74.5% 58$ 39.3% 34.8% $ $ 143 170 $ (14.2%) 18.9% 48 64$ (17.3%) 34.1% 33.6% 37.8% $ $ 157 172 $ (6.1%) 9.8% 56 65$ (3.4%) 16.1% 35.8% 37.9% Less: Cash (1) Total Enterprise Value $ (55) 436 Net Income (2) Growth % 28$ 5.2% $ 21 31$ (24.5%) 45.6% $ 26 31$ (6.6%) 18.3% Trading Statistics Actual Mgmt Estimates (1) Research Consensus 2008 2009E 2010E 2009E 2010E EV / Revenue 2.6x 3.0x 2.6x 2.8x 2.5x EV / EBITDA 7.5x 9.1x 6.8x 7.8x 6.7x P / E 17.6x 23.3x 16.0x 18.9x 15.9x (1) Balance sheet as of 6/30/09 and projections per Beach management as of 7/15/09. (2) Excludes stock-based compensation. (3) Basic shares outstanding, options and unvested restricted stock as of 6/30/09.

Beach Trading Performance — Last Three Years High Close (2/4/08) $56.85 Low Close (3/5/09) $16.05 $60.00 5 $50.00 4 $40.00 3 Price (USD) Volume (mm) 10/06 1/07 4/07 7/07 10/07 1/08 4/08 7/08 10/08 1/09 4/09 7/09 $30.00 2 $20.00 1 $10.00 0 Source: Factset.

Beach Trading Performance -LTM 52-Week High Close (1/5/09): $39.45 $45.00 52-Week Low Close (3/5/09): $16.05 1-Year Avg Daily Vol: 382K shares 8/4/08: Beach Q2 EPS ($0.33) in line with analyst estimates 9/11/08: Beach announces acquisition of CCG for $32M 9/23/08: Beach announces acquisition of 2/5/09: Beach Q4 EPS Bankaholic for $12M 10/30/08: Beach Q3 estimates by $0.01; EPS ($0.43) ex ceeds analyst estimates by $0.09; affir ms upper 3/27/09: r ange of 2008 guidance ($0.33) misses analyst r efr ains fr om giving guidance for 2009 War burg Pincus announces 5.2% owner ship stake 5/7/09: Beach Q1 in Beach misses analyst EPS ($0.31) estimates by $0.02 4.5 4 $40.00 3.5 $35.00 3 $30.00 2.5 $25.00 2 $20.00 1.5 $15.00 1 $10.00 0.5 $5.00 0 8/08 9/08 10/08 11/08 12/08 1/09 2/09 3/09 4/09 5/09 6/09 7/09 Source: Factset. Price (USD) Volume (mm)

Beach Relative Trading Performance — Last Two Years Internet Sector Performance Relative Price (%) 140% 120% 100% 80% 60% 40% 20% e-Commerce: (18.1%) Internet Leaders: (19.2%) Beach: (51.3%) Content & Services: (58.1%) 7/07 10/07 1/08 4/08 7/08 10/08 1/09 4/09 7/09 Beach e-Commerce Online Content & Services Internet Leaders Source: Factset. Internet Leaders: Google, eBay, Yahoo!, Amazon. Content & Services: IAC, Monster, WebMD, ValueClick, The Knot, LoopNet, Move, Internet Brands, Dice Holdings, TheStreet.com. e-Commerce: Priceline, Expedia, Netflix, Ticketmaster, Blue Nile, Orbitz, 1-800-Flowers.com, Shutterfly, Drugstore.com, Travelzoo.

Beach Volume Traded at Various Closing Prices 60% Range: $16.05 — $39.45 Avg Daily Vol: 382K shares Total Vol: 96M shares Last Twelve Months 61.4% 50% 44.5% 60% 36.0% 40% 30% 40% 20% 13.5% 20% 12.2% 6.0% 10% 0.0% 0% 0% $16.00 — $23.00 $23.00 — $30.00 $30.00 -$37.00 $37.00 -$44.00 $16.00 - $23.00 $23.00 — $30.00 $30.00 -$37.00 $37.00 -$44.00 5.5% 0.0% 0.0% 94.5% 0% 20% 40% 60% 80% 100% % Volume Traded 38.8% 54.9% 6.4% 0.0% 0% 20% 40% 60% 80% % Volume Traded 26.4% % Volume Traded % Volume Traded Range: $22.84 — $31.83 Avg Daily Vol: 317K shares Total Vol: 20M shares Range: $22.84 - $26.15 Avg Daily Vol: 238K shares Total Vol: 5M shares Last One Month Last Three Months $22.00 - $26.00 $26.00 — $30.00 $30.00 -$34.00 $34.00 -$38.00 $22.00 -$26.00 $26.00 -$30.00 $30.00 — $34.00 $34.00 -$38.00 16 Source: Factset. Based on closing prices.

CONFIDENTIAL

Beach Wall Street Research Commentary

Firm / Analyst / Report Date	Price at Reporting / Price Target	Rating	Commentary
Citigroup *Mark Mahoney* 6/1/2009	$31.06 $32.00	Hold	- Q1 was a clear "Miss & In-Line" quarter, as fundamentals deteriorated. But there were/are greenshoots: 1) Q1 Display Advertising was very weak, but was plausibly the trough as high-quality ads have increased in April and in May 2) 38% Y/Y decline in Mortgage Channel was almost certainly the trough as comps get much easier & 3) The new Website launched 4/1 with a shorter funnel and higher click-thru rates - But Challenges As Well...1) Credit Card segment is likely to face headwinds for some time; 2) Deposit segment will face very tough comps all year.. & 3) The recent rise in Mortgage rates will temper demand somewhat
Credit Suisse *John Blackledge* 7/1/2009	$25.24 $22.00	Neutral	- Deposit segment could be challenged in 2H09 and into 2010, with consumers looking at different investment vehicles... As a result, we are trimming our 2009 and 2010 estimates. - RATE shares could be weak in the near term given declines in display advertising, credit card and mortgage segments
Kaufman Bros. *Aaron Kessler* 6/23/2009	$25.09 $27.00	Hold	- We are lowering estimates on Beach due to continued headwinds in the credit card and mortgage verticals, lower demand for deposits, as well as lower-than-expected site traffic...We would look to be more constructive with shares in the low $20s or with signs that business fundamentals are recovering - In the mortgage segment, we believe consumers are continuing to navigate directly to lenders (which have excess supply) and the recent increase in mortgage rates has decreased the demand for mortgages - CD rates continue to decline...We believe the low rates are resulting in lower consumer interest
RBC Capital Markets *Ross Sandler* 5/8/2009	$25.20 $30.00	Outperform	- Fundamentals appear to have bottomed out in 1Q, and are showing some signs of improvement as we move into 2Q - Insureme unit continues to be standout performer, while hyperlink revenue feel short of our estimate for first time in several quarters...Beach clearly faces challenges in its end markets outside of insurance - We think mgmt is doing a solid job of working through the challenging environment, but is not out of the woods yet
Roth Capital *Richard Ingrassia* 7/8/2009	$22.99 $39.00	Buy	- Current consumer loan environment ...has undoubtedly taken a serious toll on Beach's financial performance, but traffic, user activity and pricing remains remarkably stable - Estimates lowered to allow for continued cyclical weakness - All of these negative factors considered, we find it remarkable that Beach's 1Q09 EBITDA margin declined just ~60 bps vs. FY08. - In summary, we view the recent weakness in RATE shares as a buying opportunity for long-term investors.
Stifel Nicolaus *George Askew* 6/1/2009	$31.06 $36.00	Buy	- We believe Beach is continuing to see an improvement in business trends in 2Q09 led by a modest rebound in display advertising... more complete mortgage hyperlink tables... in mortgage interest rates and continuing momentum in the deposit hyperlink and insurance businesses - We view Beach as a strong Internet media franchise
ThinkEquity *William Morrison* 6/15/2009	$26.77 $32.00	Buy	- Weaker traffic trends likely to affect display and hyperlink business; Monetization up but not enough; Credit Card business continues to deteriorate and insurance down seasonally - We continue to like the stock for long-term investors, but would be more aggressive below $25

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CONFIDENTIAL Beach Wall Street Research vs. Management Estimates Q2’09 Revenue 2009E — 2013E Revenue Consensus High/Low: $39.3 / $31.8 $163 / $143 $183 / $159 $40.0 $270.0 $256 $37.5 $250.0 16 $228 $230.0 5 3 $216 $35.0 $203 $200 $210.0 $197 $31.0 $190.0 $172 $170 $30.0 $170.0 $157 $143 $150.0 $25.0 $130.0 WallStreet Consensus Mgmt Estimates 2009E 2010E 2011E 2012E 2013E Wall Street Consensus 3 16 15 Mgmt Estimates Q2’09 EBITDA (1) 2009E — 2013E EBITDA (1) Consensus High/Low: $15.0 / $10.9 $61 / $51 $71 / $58 $14.0 $12.0 $10.0 $8.0 $13.1 16 $9.4 $120.0 $117 $100 $100.0 $89 $82 $81 $76 $80.0 $65 $64 $56 $60.0 $48 $40.0 3 5 3 16 14 Wall Street Consensus Mgmt Estimates 2009E 2010E 2011E 2012E 2013E Note: Numbers in consensus estimates charts represents the number of analysts making up the consensus figures for that year. Wall Street Consensus Mgmt Estimates (1) Excludes stock-based compensation expense. 18

Valuation Analysis

Beach Financial Projections ($ in Millions) Actual Estimates CAGR CAGR 2008A 2009E 2010E 2011E 2012E 2013E ‘08 — ‘13 ‘09 — ‘13 Summary P&L: Management Estimates (1) Revenue Growth $ 166.9 $ 143.2 (14.2%) $ 170.2 18.9% $ 199.7 17.3% $ 228.1 14.2% $ 256.3 12.4% 9.0% 15.7% EBITDA (2) Growth EBITDA Margin $ 58.1 34.8% $ 48.0 (17.3%) 33.6% $ 64.4 34.1% 37.8% $ 81.6 26.7% 40.9% $ 99.6 22.1% 43.7% $ 116.8 17.2% 45.5% 15.0% 24.9% Summary P&L: Research Consensus (3) Revenue Growth 166.9 $ 156.7 $ 172.0 $ (6.1%) 9.8% $ 197.3 14.7% $ 202.8 2.8% $ 216.2 6.6% 5.3% 8.4% EBITDA (2) Growth EBITDA Margin 58.1 $ 56.1 $ 65.2 $ (3.4%) 16.1% 34.8% 35.8% 37.9% $ 75.9 16.5% 38.5% $ 81.0 6.6% 39.9% $ 88.8 9.6% 41.1% 8.8% 12.1% (1) Estimates per Beach management as of 7/15/09. (2) Excludes stock-based compensation. (3) Projections based on Wall Street Research Consensus estimates as of 7/17/09.

Beach Premiums & Multiples ($ in millions) Current Apple 7/21/09 Offer Share Price Premium / (Discount) to: Current Price 10 Trading Day Average 20 Trading Day Average $ $ 24.62 — 24.11 24.19 $ 28.50 15.8% 18.2% 17.8% 52-Week High (Close) 52-Week Low (Close) $ 39.45 16.05 (27.8%) 77.6% Fully Diluted Shares Outstanding (TSM) (1) Equity Market Capitalization Less: Cash Enterprise Value Premium / (Discount) to Current EV $ $ 20.0 491.3 (55.0) 436.3 — $ $ 20.0 570.8 (55.0) 515.8 18.2% EV / EBITDA (2) 2008A 58.1$ 7.5x 8.9x Management Estimates (3) 2009E 48.0$ 9.1x 10.7x 2010E 64.4 6.8x 8.0x Research Consensus 2009E 2010E $ 56.1 65.2 7.8x 6.7x 9.2x 7.9x Note: Balance sheet as of 6/30/09. (1) Basic shares outstanding, options and unvested restricted stock as of 6/30/09. (2) Excludes stock-based compensation. (3) Per Beach management as of 7/15/09.

CONFIDENTIAL Beach Valuation Summary $22 $26 $24 $22 $23 $23 $19 $27 $31 $30 $27 $31 $38 $32 $26 $39 $24 $29 Precedent Transaction Forward (2009) EBITDA M ult 8.0 -10.0x Precedent Transaction LTM EB ITDA Mult 9.0 — 11.0x Public Trading 2010E EBITDA M ult 6.5 — 8.5x Public Trading 2009E EBITDA M ult 8.0 — 10.0x DCF Consensus Research (1) DCF M gmt Estimates (1) 3-M onth Trading Range Last Twenty Trading Day Range Analyst Price Targets Current Price $24.62 Offer Price $28.50 Valuation $15 $20 $25 $30 $35 $40 Implied Price per Share Note: Red lines denote median values. Source: Management estimates per Beach management as of 7/15/09. Research projections based on Wall Street consensus estimates as of 7/17/09. (1) Assumes a 12% — 14% discount rate and a 6.0x — 8.0x LTM EBITDA terminal multiple. 22

Beach Implied Value Today ($ in millions) Implied Value per Share Today — Based on Performance Over Next Year Consensus Mgmt Research Estimates Current 2009E EBITDA Multiple Based on Wall Street Estimate 7.8x 7.8x 2010E EBITDA 65.2$ 64.4$ Implied Enterprise Value 506.7$ 500.5$ Plus: Estimated Cash Balance in One Year 75.0 75.0 Implied Equity Value 581.7$ 575.5$ Estimated Shares Outstanding 20.0 20.0 Implied Share Price In One Year 29.03$ 28.72$ Estimated Cost of Equity 13% 13% Implied Value per Share Today 25.69$ 25.42$

CONFIDENTIAL

Comparable Trading Multiples

(US $ in millions)

Company	Price 7/21/09	52-Week High	52-Week Low	Market Cap	Enterprise Value	EV / Revenue CY 2009E	EV / Revenue CY 2010E	EV / EBITDA CY 2009E	EV / EBITDA CY 2010E	LT Growth
Online Content & Services										
IAC/InterActiveCorp	$ 17.54	$ 18.07	$ 13.23	$ 2,710	$ 460	0.3 x	0.3 x	3.3 x	2.6 x	17%
WebMD	30.60	35.00	13.63	1,878	1,504	3.6 x	3.2 x	14.0 x	12.1 x	22%
Monster Worldwide	11.99	20.95	5.95	1,546	1,301	1.4 x	1.4 x	13.1 x	11.4 x	20%
ValueClick	11.46	14.00	4.66	1,018	783	1.5 x	1.4 x	5.7 x	5.4 x	12%
Move	2.24	3.16	0.64	360	309	1.4 x	1.3 x	11.1 x	8.9 x	21%
Internet Brands	7.50	8.00	4.43	351	234	2.2 x	1.8 x	6.0 x	4.8 x	20%
Dice Holdings	4.27	9.50	2.10	267	272	2.6 x	2.6 x	6.3 x	6.7 x	15%
The Knot	8.39	10.77	5.35	302	180	1.8 x	1.6 x	14.7 x	10.7 x	20%
LoopNet	7.78	12.50	4.75	280	212	2.8 x	2.8 x	7.1 x	7.0 x	24%
TheStreet.com	2.02	7.34	1.69	63	39	0.7 x	0.7 x	nm	nm	18%
					Mean	**1.8 x**	**1.7 x**	**9.0 x**	**7.7 x**	**19%**
					Median	**1.6 x**	**1.5 x**	**7.1 x**	**7.0 x**	**20%**
					High	3.6 x	3.2 x	14.7 x	12.1 x	24%
					Low	0.3 x	0.3 x	3.3 x	2.6 x	12%
Beach (1)	**$ 24.62**	**$ 39.45**	**$ 16.05**	**$ 491**	**$ 436**	**2.8 x**	**2.5 x**	**7.8 x**	**6.7 x**	**20%**

(1) Based on Wall Street Research Consensus estimates. Balance sheet, basic shares outstanding, options and unvested restricted stock as of 6/30/09.
Source: Most recent publicly available filings, Wall Street consensus estimates, company press releases.
Note: Options are based on options outstanding and are calculated using the treasury method.
Note: EBITDA excludes stock-based compensation.

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CONFIDENTIAL

Comparable Transaction Multiples

Announce Date	Target	Acquiror	Enterprise Value	EV / LTM Revenue	EV / Fwd. Revenue	EV / LTM EBITDA	EV / Fwd. EBITDA
4/1/09	KABOOSE	Disney / Barclays Private Equity	$95 mm	1.5x	1.5x	9.8x	8.2x
01/08/09	thinkorswim	Ameritrade	$630 mm	1.7x	1.6x	7.7x	5.2x
10/06/08	BillMeLater	ebay	$945 mm	7.3x	6.3x	na	na
08/29/08	Greenfield	Microsoft	$421 mm	3.1x	2.6x	13.3x	8.6x
08/05/08	Daily Candy	Comcast	$125 mm	na	5.0x	na	12.5x
05/15/08	cnet	CBS	$1,755 mm	3.9x	3.5x (1)	19.0x	14.3x (1)
05/14/08	plaxo	Comcast	$160 mm (2)	na	na	na	na
04/29/08	ADIFY	COX	$300 mm	42.9x	8.6x	na	na
03/13/08	bebo	AOL	$850 mm	42.5x	17.0x (3)	nm	nm
		Mean		14.7x	5.8x	12.5x	9.8x
		Median		3.9x	4.2x	11.6x	8.6x

Note: All enterprise value calculations include contingency payments. LTM multiples based on enterprise value net of contingency payments. EBITDA excludes stock based compensation expense.
Note: For deals announced after the second quarter of each calendar year, forward estimates and multiples are based on estimates for the following calendar year.
(1) CNET LTM multiple based on 2008 projections and forward multiple based on 2009 projections. Forward estimates based on Banc of America research 5/15/08.
(2) Plaxo enterprise value based on TechCrunch estimate as of 5/14/2008.
(3) Bebo 2009 estimated revenues of $117 million and EBITDA of $48 million imply multiples of 7.3x revenue and 17.7x EBITDA. All financial estimates based on Kara Swisher/All Things Digital.

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Discounted Cash Flow Analysis Summary Key AssumptionsSummary 5.0 x WACC 11.0% $ 28.79 $ 32.44 $ 36.09 $ 39.75 $ 43.40 12.0% 27.86 41.89 13.0% 26.96 40.44 14.0% 26.11 39.07 15.0% 25.30 28.42 31.53 34.64 37.76 5.0 x WACC 11.0% $ 23.53 12.0% 22.80 13.0% 22.10 14.0% 21.44 15.0% 20.81 $ 26.30 $ 29.08 $ 31.86 $ 34.63 Terminal LTM EBITDA Multiple 6.0 x 7.0 x 8.0 x 9.0 x Equity Value per Share (1) 31.36 34.87 38.38 30.33 33.70 37.07 29.35 32.59 35.83 Terminal LTM EBITDA Multiple 6.0 x 7.0 x 8.0 x 9.0 x Equity Value per Share (1) 25.46 28.13 30.80 24.67 27.23 29.79 23.90 26.37 28.83 33.46 32.35 31.29 23.17 25.54 27.91 30.28 3/4 Management Estimates (2) 3/4 Weighted average cost of capital: 12% -14% 3/4 LTM EBITDA terminal multiple: 6.0x -8.0x 3/4 Assumed valuation date: 6/30/09 3/4 Effective tax rate: 40% Key AssumptionsSummary 3/4 Wall Street consensus estimates (3) 3/4 Weighted average cost of capital: 12% -14% 3/4 LTM EBITDA terminal multiple: 6.0x -8.0x 3/4 Assumed valuation date: 6/30/09 3/4 Effective tax rate: 40% (1) Based on $55.0 in net cash and 20.0 mm fully diluted shares outstanding. (2) Per Beach management as of 7/15/09. (3) Projections based on Wall Street consensus estimates as of 7/17/09.

CONFIDENTIAL Share Price Premiums Analysis Cumulative Percentage of Transactions 1-Day Share Price Premiums 20 Trading Day Average Share Price Premiums 0% 120% Mean 25.2% Median 22.0% Apple 15.8% 20% 44% 66% 80% 89% 95% 99% 100% 100% 100% 0% 120% Mean 27.3% Median 25.5% Apple 17.8% 15% 36% 59% 78% 89% 97% 99% 100% 100% 100% 100% 100% Cumulative Percentage of Transactions 80% 80% 60% 60% 40% 40% 20% 20% Premium to Share Price Premium to Share Price Source: Capital IQ. Note: Analysis reflects transaction premiums of all domestic companies excluding financial institutions acquired from 01/01/2006-present for $300 million -$2 billion, all considerations, for completed deals only.

Beach Implied Share Price Based on Latest Results ($ in millions) Mgmt Q2’09 Estimates (1) Run-Rate Current 2009E EBITDA Multiple Based on Wall Street Estimate 2009E EBITDA $ 7.8x 48.0 $ 7.8x 37.7 Implied Enterprise Value $ 373.4 $ 293.0 Plus: Cash (2) Implied Equity Value $ 55.0 428.4 $ 55.0 348.0 Fully Diluted Shares Outstanding Implied Share Price Premium of $28.50 Offer Price $ 19.9 21.54 32.3% $ 19.8 17.61 61.8% (1) Per Beach management as of 7/15/09. (2) Balance sheet as of 6/30/09.

Conclusion

Conclusion Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Offer Price to be received by the Company’s stockholders (other than holders of Rollover Shares) in the Transaction is fair, from a financial point of view, to the Company’s stockholders.

Appendix

CONFIDENTIAL

Comparable Trading Multiples

(US $ in millions) Company	Price 7/21/09	52-Week High	52-Week Low	Market Cap	Enterprise Value	EV / Revenue CY 2009E	EV / Revenue CY 2010E	EV / EBITDA CY 2009E	EV / EBITDA CY 2010E	LT Growth
Internet Leaders										
Google	$ 427.90	$ 510.66	$ 247.30	$ 138,614	$ 119,176	5.2 x	4.6 x	11.3 x	9.9 x	19%
Amazon.com	89.01	91.75	34.68	39,748	37,092	1.7 x	1.4 x	22.6 x	18.9 x	22%
Yahoo! (1)	16.75	22.55	8.94	24,058	12,325	2.6 x	2.5 x	7.2 x	6.6 x	16%
eBay (2)	18.93	27.01	9.91	25,432	23,517	2.9 x	2.7 x	8.1 x	7.8 x	9%
					Mean	**3.1 x**	**2.8 x**	**12.3 x**	**10.8 x**	**17%**
					Median	**2.7 x**	**2.6 x**	**9.7 x**	**8.9 x**	**18%**
					High	5.2 x	4.6 x	22.6 x	18.9 x	22%
					Low	1.7 x	1.4 x	7.2 x	6.6 x	9%
Online Content & Services										
IAC/InterActiveCorp	$ 17.54	$ 18.07	$ 13.23	$ 2,710	$ 460	0.3 x	0.3 x	3.3 x	2.6 x	17%
WebMD	30.60	35.00	13.63	1,878	1,504	3.6 x	3.2 x	14.0 x	12.1 x	22%
Monster Worldwide	11.99	20.95	5.95	1,546	1,301	1.4 x	1.4 x	13.1 x	11.4 x	20%
ValueClick	11.46	14.00	4.66	1,018	783	1.5 x	1.4 x	5.7 x	5.4 x	12%
Move	2.24	3.16	0.64	360	309	1.4 x	1.3 x	11.1 x	8.9 x	21%
Internet Brands	7.50	8.00	4.43	351	234	2.2 x	1.8 x	6.0 x	4.8 x	20%
Dice Holdings	4.27	9.50	2.10	267	272	2.6 x	2.6 x	6.3 x	6.7 x	15%
The Knot	8.39	10.77	5.35	302	180	1.8 x	1.6 x	14.7 x	10.7 x	20%
LoopNet	7.78	12.50	4.75	280	212	2.8 x	2.8 x	7.1 x	7.0 x	24%
TheStreet.com	2.02	7.34	1.69	63	39	0.7 x	0.7 x	nm	nm	18%
					Mean	**1.8 x**	**1.7 x**	**9.0 x**	**7.7 x**	**19%**
					Median	**1.6 x**	**1.5 x**	**7.1 x**	**7.0 x**	**20%**
					High	3.6 x	3.2 x	14.7 x	12.1 x	24%
					Low	0.3 x	0.3 x	3.3 x	2.6 x	12%

ALLEN & COMPANY LLC

32

CONFIDENTIAL

Comparable Trading Multiples (cont'd)

(US $ in millions)

Company	Price 7/21/09	52-Week High	52-Week Low	Market Cap	Enterprise Value	EV / Revenue CY 2009E	EV / Revenue CY 2010E	EV / EBITDA CY 2009E	EV / EBITDA CY 2010E	LT Growth
e-Commerce										
priceline.com	$ 119.72	$ 120.38	$ 45.15	$ 5,876	$ 5,659	2.7 x	2.4 x	13.9 x	12.1 x	18%
Expedia	17.74	20.22	6.00	5,359	5,674	2.0 x	1.9 x	8.0 x	7.4 x	12%
Netflix	44.78	50.24	17.90	2,702	2,439	1.5 x	1.3 x	9.7 x	8.2 x	17%
Blue Nile	44.55	52.50	18.34	679	647	2.3 x	2.1 x	25.5 x	23.0 x	20%
TicketMaster	7.65	27.00	3.33	444	767	0.6 x	0.5 x	3.2 x	3.0 x	na
Shutterfly	14.60	15.26	5.62	399	271	1.3 x	1.1 x	7.8 x	6.3 x	na
TravelZoo	12.94	13.50	3.72	213	197	2.2 x	2.1 x	17.7 x	18.1 x	na
Drugstore.com	1.89	2.89	0.65	189	108	0.3 x	0.3 x	8.5 x	5.3 x	na
Orbitz Worldwide	2.10	7.63	1.10	182	577	0.8 x	0.7 x	4.8 x	4.5 x	11%
1-800-FLOWERS.com	2.21	7.26	0.85	143	229	0.3 x	0.3 x	5.7 x	5.0 x	15%
					Mean	**1.4 x**	**1.3 x**	**10.5 x**	**9.3 x**	**16%**
					Median	**1.4 x**	**1.2 x**	**8.2 x**	**6.8 x**	**16%**
					High	2.7 x	2.4 x	25.5 x	23.0 x	20%
					Low	0.3 x	0.3 x	3.2 x	3.0 x	11%
All										
Mean						**1.9 x**	**1.7 x**	**10.2 x**	**8.9 x**	**17%**
Median						**1.7 x**	**1.5 x**	**8.1 x**	**7.4 x**	**18%**
High						5.2 x	4.6 x	25.5 x	23.0 x	24%
Low						0.3 x	0.3 x	3.2 x	2.6 x	9%

Source: Most recent publicly available filings, Wall Street consensus estimates, company press releases.

Note: Options are based on options outstanding and are calculated using the treasury method.

Note: EBITDA excludes stock-based compensation.

(1) YHOO's enterprise value adjusted for $117 mm NOL value as well as interests in Yahoo! Japan and Alibaba Group taken at market value and discounted 30%.

(2) Pro forma for the $1.2 billion acquisition of Gmarket in cash.

ALLEN & COMPANY LLC

33

CONFIDENTIAL

Comparable Transaction Multiples

($ in Millions)

Date Announced	Target	Notes	Acquiror	Consideration	% Acquired	Implied Enterprise Value	EV Multiples LTM Sales	EV Multiples LTM EBITDA	EV Multiples Forward Sales	EV Multiples Forward EBITDA
04/01/09	Kaboose		Disney / Barclays Private Equity	Cash	100%	$ 95	1.5x	9.8x	1.5x	8.2x
01/08/09	Thinkorswim		TD Ameritrade	Cash & Stock	100%	630	1.7x	7.7x	1.6x	5.2x
10/06/08	BillMeLater		eBay	Cash	100%	945	7.3x	na	6.3x	na
08/29/08	Greenfield Online		Microsoft	Cash	100%	421	3.1x	13.3x	2.6x	8.6x
08/05/08	Daily Candy		Comcast	Cash	100%	125	na	na	5.0x	12.5x
05/15/08	CNET	(1)	CBS	Cash	100%	1,755	3.9x	19.0x	3.5x	14.3x
05/14/08	Plaxo		Comcast	Cash	100%	160	na	na	na	na
04/29/08	Adify	(2)	Cox Enterprises	Cash	100%	300	42.9x	na	8.6x	na
03/13/08	Bebo	(3)	AOL	Cash	100%	850	42.5x	nm	17.0x	nm
12/18/07	Tradus		Naspers	Cash	100%	1,868	16.3x	57.4x	13.1x	40.6x
12/04/07	AllBusiness.com		D&B	Cash	100%	54	na	na	5.4x	na
11/15/07	Bounty		Kaboose	Cash & Stock	100%	144	3.1x	18.9x	2.5x	12.4x
10/30/07	Visual Sciences		Omniture	Cash & Stock	100%	366	4.6x	25.6x	3.7x	na
10/15/07	HowStuffWorks		Discovery Communications	Cash	100%	250	na	na	na	na
10/08/07	FUN Technologies		Liberty Media	Cash	47%	221	3.7x	nm	3.0x	7.2x
08/01/07	Club Penguin	(4)	Disney	Cash	100%	700	6.7x	13.5x	10.8x	na
07/25/07	Business.com	(5)	RH Donnelley	Cash	100%	345	6.1x	28.8x	4.6x	17.3x
07/23/07	UGO Networks		Hearst	Cash	100%	100	3.3x	16.7x	na	na
06/25/07	auFeminin.com		Axel Springer	Cash & Stock	41%	382	21.2x	37.2x	14.2x	21.8x
06/08/07	NexTag		Providence Equity	Cash	66%	1,258	6.3x	na	na	na
04/13/07	eFinancialNews		Google	Cash	100%	3,100	13.5x	41.3x	11.1x	30.7x
01/10/07	StubHub		eBay	Cash	100%	286	2.9x	28.6x	na	na

		LTM Sales	LTM EBITDA	Forward Sales	Forward EBITDA
Since 2008	Mean	14.7x	12.5x	5.8x	9.8x
	Median	3.9x	11.6x	4.2x	8.6x
	High	42.9x	19.0x	17.0x	14.3x
	Low	1.5x	7.7x	1.5x	5.2x
All	Mean	10.6x	24.4x	6.7x	16.2x
	Median	5.3x	19.0x	5.0x	12.5x
	High	42.9x	57.4x	17.0x	40.6x
	Low	1.5x	7.7x	1.5x	5.2x

Note: Data based on information available at time of announcement, including company filings, press releases, Wall Street research and estimated market statistics.
Note: All enterprise value calculations include contingency payments. LTM multiples based on enterprise value net of contingency payments.
Note: For deals announced after the second quarter of each calendar year, forward estimates and multiples are based on estimates for the following calendar year.
Note: All trailing EBITDA numbers and forward EBITDA estimates add back stock-based compensation expense, in-process R&D, and one-time extraordinary items, where available.
(1) CNET LTM multiple based on 2008 projections and forward multiple based on 2009 projections. Forward estimates based on BofA research 5/15/08.
(2) Adify enterprise value does not include an undisclosed amount in contingency payments.
(3) Bebo 2009 estimated revenues of $117 million and EBITDA of $48 million imply multiples of 7.3x revenue and 17.7x EBITDA. All financials based on Kara Swisher/All Things Digital.
(4) Club Penguin enterprise value includes $350 million in contingency payments through 2009.
(5) Business.com enterprise value excludes an undisclosed amount in contingency payments. Forward estimates per estimated market statistics.

ALLEN & COMPANY LLC
34

Discounted Cash Flow Analysis: Management Estimates ($ in millions, except per share data) EBITDA (1) Less: D&A Taxable EBIT Unlevered Taxes 40.0% Net Operating Profit After Taxes Plus: D&A Less: Change in Working Capital Less: Capex Less: Acquisition Liabilities (2) Unlevered Free Cash Flow Terminal LTM EBITDA Multiple 5.0 x 6.0 x 7.0 x 8.0 x 9.0 x Terminal Value $ 584 $ 701 $ 817 $ 934 $ 1,051 WACC Enterprise Value WACC 11.0% $ 520 $ 593 $ 666 $ 739 $ 812 11.0% 12.0% 501 571 641 712 551 618 685 531 596 661 782 12.0% 13.0% 484 753 13.0% 14.0% 467 725 14.0% 15.0% 450 513 575 637 699 15.0% WACC EV / 2009E EBITDA WACC 11.0% 10.8 x 12.3 x 13.9 x 15.4 x 16.9 x 11.0% 12.0% 10.4 11.9 13.4 14.8 11.5 12.9 14.3 11.1 12.4 13.7 16.3 12.0% 13.0% 10.1 15.7 13.0% 14.0% 9.7 15.1 14.0% 15.0% 9.4 10.7 12.0 13.3 14.6 15.0% Note: Assumes valuation date of 6/30/09. Source: Balance sheet as of 6/30/09 and projections per Beach management as of 7/15/09. (1) Excludes stock-based compensation. (2) Acquisition liabilities represents earn-out payments. (3) Based on $55.0 in net cash and 20.0 mm fully diluted shares outstanding. 2009E 2010E 2011E 2012E 2013E $ 48.0 $ 64.4 $ 81.6 $ 99.6 $ 116.8 (13.0) (13.3) (13.9) (14.6) (15.2) (14.0) (20.4) (27.1) (34.0) (40.6) $ 35.1 $ 51.1 $ 67.7 $ 85.0 $ 101.5 $ 21.0 $ 30.6 $ 40.6 $ 51.0 $ 60.9 13.0 13.3 13.9 14.6 15.2 $ (1.2) (3.3) (11.0) 18.6 $ (1.6) (3.0) (12.5) 26.9 $ (1.8) (3.5) — 49.3 $ (1.7) (4.0) — 59.9 $ (1.7) (4.5) — 70.0 Terminal LTM EBITDA Multiple 5.0 x 6.0 x 7.0 x 8.0 x 9.0 x Terminal Value $ 584 $ 701 817 $ 934 $ $ 1,051 Equity Value per Share (3) $ 28.79 $ 32.44 $ 36.09 $ 39.75 $ 43.40 27.86 31.36 34.87 38.38 30.33 33.70 37.07 29.35 32.59 35.83 41.89 26.96 40.44 26.11 39.07 25.30 28.42 31.53 34.64 37.76 Implied Perpetuity Growth 0.8% 2.3% 3.5% 4.4% 5.1% 1.7% 3.3% 4.4% 5.3% 4.2% 5.4% 6.3% 5.1% 6.3% 7.2% 6.0% 2.6% 7.0% 3.5% 7.9% 4.4% 6.0% 7.2% 8.1% 8.9%

Discounted Cash Flow Analysis: Consensus Research ($ in millions, except per share data) 2009E 2010E 2011E 2012E 2013E EBITDA (1) $ 56.1 $ 65.2 $ 75.9 $ 81.0 $ 88.8 Less: D&A (13.7) (14.4) (14.8) (10.6) (11.8) Taxable EBIT $ 42.5 $ 50.8 $ 61.1 $ 70.3 $ 76.9 Unlevered Taxes 40.0% (17.0) (20.3) (24.4) (28.1) (30.8) Net Operating Profit After Taxes $ 25.5 $ 30.5 $ 36.7 $ 42.2 $ 46.2 Plus: D&A 13.7 14.4 14.8 10.6 11.8 Less: Change in Working Capital (0.6) (0.9) (1.5) (0.3) (0.8) Less: Capex (4.2) (4.0) (5.4) (2.8) (2.7) Less: Acquisition Liabilities (2) (11.0) (12.5) — Unlevered Free Cash Flow $ 23.4 $ 27.4 $ 44.6 $ 49.7 $ 54.5 Terminal LTM EBITDA Multiple Terminal LTM EBITDA Multiple 5.0 x 6.0 x 7.0 x 8.0 x 9.0 x 5.0 x 6.0 x 7.0 x 8.0 x 9.0 x $ 444 WACC 11.0% 12.0% 13.0% 14.0% 15.0% $ 415 400 386 373 361 $ 533 $ 621 $ 710 $ 799 $ 444 WACC 11.0% 7.4 x 12.0% 7.1 13.0% 6.9 14.0% 6.6 15.0% 6.4 Terminal Value Enterprise Value WACC $ 470 $ 526 $ 581 $ 637 11.0% $ 23.53 454 507 560 438 489 540 422 472 521 613 12.0% 22.80 591 13.0% 22.10 570 14.0% 21.44 408 455 502 550 15.0% 20.81 EV / 2009E EBITDA WACC 8.4 x 9.4 x 10.4 x 11.3 x 11.0% 0.7% 8.1 9.0 10.0 7.8 8.7 9.6 7.5 8.4 9.3 10.9 12.0% 1.6% 10.5 13.0% 2.5% 10.2 14.0% 3.4% 7.3 8.1 8.9 9.8 15.0% 4.3% Terminal Value $ 533 $ 621 $ 710 $ 799 Equity Value per Share (3) $ 26.30 $ 29.08 $ 31.86 $ 34.63 25.46 28.13 30.80 24.67 27.23 29.79 23.90 26.37 28.83 33.46 32.35 31.29 23.17 25.54 27.91 30.28 Implied Perpetuity Growth 2.3% 3.4% 4.3% 5.0% 3.2% 4.4% 5.3% 4.1% 5.3% 6.2% 5.1% 6.2% 7.2% 6.0% 6.9% 7.9% 6.0% 7.2% 8.1% 8.8% Note: Assumes valuation date of 6/30/09. Source: Balance sheet as of 6/30/09. Projections based on Wall Street Research Consensus estimates as of 7/17/09. Working capital changes based on a percentage of change in revenue. (1) Excludes stock-based compensation. (2) Acquisition liabilities represents earn-out payments. (3) Based on $55.0 in net cash and 20.0 mm fully diluted shares outstanding.